SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported) December 11, 1998
                                                       -------------------


                            JANEX INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Colorado
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                 (State or Other Jurisdiction of Incorporation)


        33-8433-D                                       84-1034251
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(Commission File Number)                   (I.R.S. Employer Identification No.)



2999 North 44th Street, Suite 225, Phoenix, Arizona      85018-7247
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     (Address of Principal Executive Offices)            (Zip Code)


                                 (602) 808-8765
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              (Registrant's Telephone Number, Including Area Code)



      615 Hope Road, Building One, 1st Floor, Eatontown, New Jersey 07724
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         (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         On December 28, 1998, Janex International, Inc. reported that three of its major stockholders, Leslie Friedland, Daniel Lesnick and various trusts and a corporation controlled by Howard Moore, had completed the sale of their stock under a stock purchase and sale agreement with a Phoenix, Arizona-based company named Futech Interactive Products, Inc. on December 11, 1998.

         Pursuant to the agreement, Messrs. Friedland, Lesnick and the Moore entities sold all 5,219,046 shares of the common stock of Janex stock owned by them, constituting approximately 52% of the issued and outstanding common stock of Janex, to Futech for a combination of 3,750,000 shares of Futech's Series A Preferred Stock and $750,000 in promissory notes, and the assumption by Futech of certain liabilities. Such promissory notes shall be due and payable on the later to occur of (i) ninety days after the date of the stock purchase and sale agreement or (ii) thirty days after the closing by Futech of Futech's anticipated reverse merger into Janex. Futech currently intends to retire such promissory notes through working capital, additional bank borrowings, the issuance of additional preferred stock or a combination of the foregoing. As part of the transaction, Futech also purchased certain receivables owing from Janex to these shareholders. In connection with the closing of the transaction, Futech exchanged these receivables for approximately 8,000,000 shares of common stock and 5,000,000 shares of preferred stock of Janex. As a result, Futech is the owner of an aggregate of approximately 73% of the issued and outstanding common stock and all of the preferred stock of Janex, together aggregating 79% of the issued and outstanding capital stock of Janex.

         Also in connection with the closing of the transaction, Alex Hughes, Jr. resigned from the Board of Directors of Janex, and Futech nominees Vincent
W. Goett, Frederick B. Gretsch, Sr. and Charles M. Foley were appointed to the Board of Directors of Janex. In addition, Vincent W. Goett became the President, Chief Executive Officer and Chairman of the Board of Janex, Joseph K. Petter became the Chief Operating Officer of Janex, and Frederick B. Gretsch became the Chief Financial Officer, Treasurer and Secretary of Janex. It is expected that the princl be moved to Phoenix, Arizona. Futech plans to enter into a reverse merger with Janex, with Janex being the surviving entity, as soon as practicable.

         Janex is a publicly-held company that manufactures and markets children's toys, coin and gumball banks, flashlights, battery-operated toothbrushes and "wet pets." Janex is traded on the over-the-counter bulletin board under the symbol "JANX".

         Futech is a privately-held company headquartered in Phoenix, Arizona that designs, publishes, manufactures and markets interactive, educational, promotional and entertainment products (i.e. books, games and other products with sound capabilities) targeted primarily towards children.

         Certain statements contained in this report, including statements regarding the anticipated reverse merger of the companies, may constitute
"forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include but are not limited to, such factors as general economic conditions, business conditions in the children's products industry, the demand for the products of the companies, the ability of the companies to consummate a reverse merger, and existing operations risks and uncertainties described in reports and other documents filed by Janex International, Inc. from time to time with the Securities and Exchange Commission. Any of the assumptions of management could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JANEX INTERNATIONAL, INC.


December 28, 1998                      By: /s/ Vincent W. Goett
                                          --------------------------------------
                                           Vincent W. Goett
                                           President and Chief Executive Officer




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